As filed with the Securities and Exchange Commission on December 7, 2007                     Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Procera Networks, Inc.
(Exact name of registrant as specified in its charter)

Nevada	33-0974674
(State of Incorporation)	(I.R.S. Employer Identification No.)

100 Cooper Court
Los Gatos, CA  95032

(Address of principal executive offices)

2003 Stock Option Plan
Amended 2004 Stock Option Plan

(Full title of the plans)

Thomas Williams
Chief Financial Officer & Interim Chief Executive Officer
Procera Networks, Inc.
100 Cooper Court
Los Gatos, CA 95032

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Eric C. Jensen, Esq.
Michael E. Tenta, Esq.
Cooley Godward Kronish LLP
Five Palo Alto Square, 3000 El Camino Real
Palo Alto, CA 94306
Phone: (650) 843-5636   Fax:  (650) 849-7400

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	7,390,060 shares	$0.45 - $3.35	$9,394,362	$288.41

(1)
Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the 2003 Stock Option Plan or the 2004 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h).    The offering price per share and aggregate offering price for the unissued stock options are based upon the average of the high and low prices for the Registrant’s Common Stock as reported on The American Stock Exchange on December 5, 2007.  The offering price per share and aggregate offering price for the outstanding stock options are based upon the exercise price of such options.  The following chart illustrates the calculation of the registration fee:

Title of Securities to be Registered	Number of Shares	Offering Price Per Share	Aggregate Offering Price
Shares issuable pursuant to unissued stock options pursuant to 2003 Stock Option Plan	1,317,000	$1.70	$2,238,900
Shares issuable pursuant to outstanding stock options pursuant to 2003 Stock Option Plan	500,000	$1.52	$760,000
Shares issuable pursuant to outstanding stock options pursuant to 2003 Stock Option Plan	28,000	$1.70	$47,600
Shares issuable pursuant to outstanding stock options pursuant to 2003 Stock Option Plan	35,000	$2.05	$71,750
Shares issuable pursuant to outstanding stock options pursuant to 2003 Stock Option Plan	260,000	$2.70	$702,000
Shares issuable pursuant to outstanding stock options pursuant to 2003 Stock Option Plan	50,000	$2.87	$143,500
Shares issuable pursuant to outstanding stock options pursuant to 2003 Stock Option Plan	250,000	$3.00	$750,000
Shares issuable pursuant to outstanding stock options pursuant to 2003 Stock Option Plan	60,000	$3.35	$201,000
Shares issuable pursuant to unissued stock options pursuant to Amended 2004 Stock Option Plan	122,060	$1.70	$207,502
Shares issuable pursuant to outstanding stock options pursuant to Amended 2004 Stock Option Plan	150,000	$0.45	$67,500
Shares issuable pursuant to outstanding stock options pursuant to Amended 2004 Stock Option Plan	1,250,000	$0.52	$650,000
Shares issuable pursuant to outstanding stock options pursuant to Amended 2004 Stock Option Plan	150,000	$0.56	$84,000
Shares issuable pursuant to outstanding stock options pursuant to Amended 2004 Stock Option Plan	450,000	$0.69	$310,500

Shares issuable pursuant to outstanding stock options pursuant to Amended 2004 Stock Option Plan	500,000	$0.72	$360,000
Shares issuable pursuant to outstanding stock options pursuant to Amended 2004 Stock Option Plan	285,000	$0.83	$236,550
Shares issuable pursuant to outstanding stock options pursuant to Amended 2004 Stock Option Plan	525,000	$0.92	$483,000
Shares issuable pursuant to outstanding stock options pursuant to Amended 2004 Stock Option Plan	925,000	$1.19	$1,100,750
Shares issuable pursuant to outstanding stock options pursuant to Amended 2004 Stock Option Plan	70,000	$1.52	$106,400
Shares issuable pursuant to outstanding stock options pursuant to Amended 2004 Stock Option Plan	48,000	$1.67	$80,160
Shares issuable pursuant to outstanding stock options pursuant to Amended 2004 Stock Option Plan	250,000	$1.78	$445,000
Shares issuable pursuant to outstanding stock options pursuant to Amended 2004 Stock Option Plan	50,000	$2.02	$101,000
Shares issuable pursuant to outstanding stock options pursuant to Amended 2004 Stock Option Plan	60,000	$2.08	$124,800
Shares issuable pursuant to outstanding stock options pursuant to Amended 2004 Stock Option Plan	30,000	$2.14	$64,200
Shares issuable pursuant to outstanding stock options pursuant to Amended 2004 Stock Option Plan	25,000	$2.33	$58,250

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Procera Networks, Inc. (the “Registrant”)  to register (i) 2,500,000 shares of the Registrant’s common stock to be issued under the Registrant’s 2003 Stock Option Plan and (ii) an additional 4,890,060 shares of the Registrant’s common stock to be issued under the Registrant’s Amended 2004 Stock Option Plan.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

a)	The Registrant’s Form 10-KSB Annual Report for the fiscal year ended December 31, 2006 (File No. 000-49862), filed with the Securities and Exchange Commission (the “SEC”) on April 16, 2007;

b)	The Registrant’s Form 10-QSB Quarterly Report for the quarter ended March 31, 2007 (File No. 000-49862), filed with the SEC on May 15, 2007;

c)	The Registrant’s Form 10-QSB Quarterly Report for the quarter ended June 30, 2007 (File No. 000-49862), filed with the SEC on August 15, 2007;

d)	The Registrant’s Form 10-QSB Quarterly Report for the quarter ended September 30, 2007 (File No. 000-49862), filed with the SEC on November 14, 2007;

e)	The Registrant’s Current Reports on Form 8-K and Form 8-K/A (File No. 000-49862), filed with the SEC on February 2, 2007, March 8, 2007, July 19, 2007 , November 08, 2007 and December 05, 2007;

f)
A description of the common stock, par value $0.001 per share, to be registered hereunder is set forth under the caption “Description of Securities” in the Registrant’s Annual Report on Form 10-KSB filed with the U.S. Securities and Exchange Commission on April 16, 2007, and such Annual Report is incorporated by reference herein.

g)
All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part of this registration statement from the date of the filing of such reports and documents.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Subsection (1) of Section 78.7502 of the Nevada General Corporation Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney’s fees), judgment, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to be the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Subsection (2) of Section 78.7502 of the Nevada General Corporation Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in favor by reason of the fact that such person acted in any of the capacities set forth in subsection (1) enumerated above, against expenses (including amounts paid in settlement and attorney’s fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification may be made in respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper.

Subsection (3) of Section 78.7502 of the Nevada General Corporation Law provides that to the extent a director, officer, employee, or agent of a corporation has been successful in the defense of any action, suit, or proceeding referred to in subsection (1) and (2) or in the defense of any claim, issue, or matter therein, that person shall be indemnified against expenses (including attorney’s fees) actually and reasonable incurred by him or her in connection therein.

We have adopted provisions in our articles of incorporation that limit the personal liability of our directors and officers for damages for breach of their fiduciary duty as directors or officers, except for liability that (i) results from acts or omissions which involve intentional misconduct, fraud or a knowing violation law; (ii) involve the payment of dividends in violation of the Nevada General Corporation Law or (iii) cannot be eliminated under the Nevada General Corporation Law.

We have also entered into indemnification agreements with our directors and officers that may require us: to indemnify them against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct of a culpable nature; to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified; and to obtain directors’ and officers’ insurance if available on reasonable terms.

In addition, our bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by the Nevada General Corporation Law.  We maintain directors’ and officers’ insurance.

EXHIBITS

Exhibit Number

4.1	Articles of Incorporation incorporated by reference to Exhibit 3.1 to our Form SB-2 filed on February 11, 2002.

4.2	Amendment to Articles of Incorporation incorporated by reference to Exhibit 99.1 to our Form 8-K filed on October 12, 2005

4.3	Bylaws incorporated by reference to Exhibit 3.2 to our form SB-2 filed on February 11, 2002

4.4	Form of Subscription Agreement for July, 2007 offering incorporated by reference to Exhibit 10.1 to our current report form 8-K filed on July 17, 2007

4.5	Form of Registration Rights Agreement for July, 2007 offering incorporated by reference to Exhibit 10.2 to our current report on Form 8-K filed on July 17, 2007

4.6	Form of Warrant Agreement for July, 2007 offering incorporated by reference to Exhibit 4.3 to our form SB-2 filed on October 5, 2007

4.7	Form of Subscription Agreement for November, 2006 offering incorporated by reference to Exhibit 2.1 to our current report form 8-K filed on November 30, 2006

4.8	Form of Registration Rights Agreement for November, 2006 offering incorporated by reference to Exhibit 2.3 to our current report on Form 8-K filed on November 30, 2006

4.9	Form of Warrant agreement for November, 2006 offering incorporated by reference to Exhibit 2.2 to our current report on Form 8-K filed on November 30, 2006

4.10	Form of Subscription Agreement for February, 2006 offering incorporated by reference to Exhibit 10.1 to our current report on Form 8-K filed on March 1, 2006.

4.11	Form of Amendment to Subscription Agreement for February, 2006 offering incorporated by reference to Exhibit 10.2 to our current report on Form 8-K filed on March 1, 2006.

4.12	Form of Registration Rights Agreement for February, 2006 offering incorporated by reference to Exhibit 10.4 to our current report on Form 8-K filed on March 1, 2006

4.13	Form of Subscription Agreement for December 2004 offering incorporated by reference to Exhibit 10.1 to our current report Form 8-K filed on January 4, 2005.

4.14	Form of Registration Rights Agreement for December 2004 offering incorporated by reference to Exhibit 10.2 to our current report Form 8-K filed on January 4, 2005

4.15	Form of Warrant agreement for December 2004 offering incorporated by reference to Exhibit 10.3 to our current report form 8-K filed on January 4, 2005

4.16	Form of Subscription Agreement for June 2003 offering incorporated by reference to Exhibit 4.13 to our form SB-2 filed on October 5, 2007.

4.17	Form of Registration Rights Agreement for June 2003 offering incorporated by reference to Exhibit 4.14 to our form SB-2 filed on October 5, 2007.

4.18	Form of Warrant Agreement for June 2003 offering incorporated by reference to Exhibit 4.15 to our form SB-2 filed on October 5, 2007.

5.1	Opinion of McDonald Carano Wilson LLP

23.1	Consent of Independent Accountants – Burr, Pilger & Mayer LLP

23.2	Consent of Independent Accountants – PMB Henlin Donovan LLP

23.3	Consent of McDonald Carano Wilson LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages.

99.1	2003 Stock Option Plan incorporated by reference to Exhibit 10.1 to our Form SB-2 filed on January 8, 2004.

99.2	Amended 2004 Stock Option Plan incorporated by reference to Exhibit 99.3 to our report 8-K filed on October 12, 2005.

UNDERTAKINGS

1.	The undersigned registrant hereby undertakes to:

(1)
File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

(2)
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)
For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Gatos, State of California, on December 06, 2007.

Procera Networks, Inc.

By:	/s/ Thomas Williams
Thomas Williams

Title:	Chief Financial Officer and Interim Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Thomas Williams and Paul Eovino, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Thomas Williams	Chief Financial Officer, Director, and	December 6, 2007
Thomas Williams	Interim Chief Executive Officer
(Principal Financial and Executive Officer)

/s/ Paul Eovino	VP Finance, Controller	December 6, 2007
Paul Eovino	(Principal Accounting Officer)

/s/Staffan Hillberg	Director	December 6, 2007
Staffan Hillberg

/s/ Mary Losty	Director	December 6, 2007
Mary Losty

/s/ Scott McClendon	Director	December 6, 2007
Scott McClendon

/s/ Sven Nowicki	Director	December 6, 2007
Sven Nowicki

Thomas Saponas	Director

EXHIBIT INDEX

Exhibit Number

4.1	Articles of Incorporation incorporated by reference to Exhibit 3.1 to our Form SB-2 filed on February 11, 2002.

4.2	Amendment to Articles of Incorporation incorporated by reference to Exhibit 99.1 to our Form 8-K filed on October 12, 2005

4.3	Bylaws incorporated by reference to Exhibit 3.2 to our form SB-2 filed on February 11, 2002

4.4	Form of Subscription Agreement for July, 2007 offering incorporated by reference to Exhibit 10.1 to our current report form 8-K filed on July 17, 2007

4.5	Form of Registration Rights Agreement for July, 2007 offering incorporated by reference to Exhibit 10.2 to our current report on Form 8-K filed on July 17, 2007

4.6	Form of Warrant Agreement for July, 2007 offering incorporated by reference to Exhibit 4.3 to our form SB-2 filed on October 5, 2007

4.7	Form of Subscription Agreement for November, 2006 offering incorporated by reference to Exhibit 2.1 to our current report form 8-K filed on November 30, 2006

4.8	Form of Registration Rights Agreement for November, 2006 offering incorporated by reference to Exhibit 2.3 to our current report on Form 8-K filed on November 30, 2006

4.9	Form of Warrant agreement for November, 2006 offering incorporated by reference to Exhibit 2.2 to our current report on Form 8-K filed on November 30, 2006

4.10	Form of Subscription Agreement for February, 2006 offering incorporated by reference to Exhibit 10.1 to our current report on Form 8-K filed on March 1, 2006.

4.11	Form of Amendment to Subscription Agreement for February, 2006 offering incorporated by reference to Exhibit 10.2 to our current report on Form 8-K filed on March 1, 2006.

4.12	Form of Registration Rights Agreement for February, 2006 offering incorporated by reference to Exhibit 10.4 to our current report on Form 8-K filed on March 1, 2006

4.13	Form of Subscription Agreement for December 2004 offering incorporated by reference to Exhibit 10.1 to our current report Form 8-K filed on January 4, 2005.

4.14	Form of Registration Rights Agreement for December 2004 offering incorporated by reference to Exhibit 10.2 to our current report Form 8-K filed on January 4, 2005

4.15	Form of Warrant agreement for December 2004 offering incorporated by reference to Exhibit 10.3 to our current report form 8-K filed on January 4, 2005

4.16	Form of Subscription Agreement for June 2003 offering incorporated by reference to Exhibit 4.13 to our form SB-2 filed on October 5, 2007.

4.17	Form of Registration Rights Agreement for June 2003 offering incorporated by reference to Exhibit 4.14 to our form SB-2 filed on October 5, 2007.

4.18	Form of Warrant Agreement for June 2003 offering incorporated by reference to Exhibit 4.15 to our form SB-2 filed on October 5, 2007.

5.1	Opinion of McDonald Carano Wilson LLP

23.1	Consent of Independent Accountants – Burr, Pilger & Mayer LLP

23.2	Consent of Independent Accountants – PMB Henlin Donovan LLP

23.3	Consent of McDonald Carano Wilson LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages.

99.1	2003 Stock Option Plan incorporated by reference to Exhibit 10.1 to our Form SB-2 filed on January 8, 2004.

99.2	Amended 2004 Stock Option Plan incorporated by reference to Exhibit 99.3 to our report 8-K filed on October 12, 2005.